Exhibit 99.1

Vincerx Pharma, Inc. Announces Intent to Delist from Nasdaq

and Deregister with the SEC

Vincerx common stock suspended by Nasdaq inadvertently; will resume trading at the open of business on April 21, 2025

Trading to be permanently suspended by Nasdaq at the open of business on April 23, 2025

San Mateo, California, April 17, 2025 – Vincerx Pharma, Inc. (Nasdaq: VINC) today announced its intention to file a Form 25 Notification of Delisting with the Securities and Exchange Commission (“SEC”) on or about April 28, 2025, which will remove Vincerx’s common stock from listing and registration on The Nasdaq Stock Market (“Nasdaq”).

On April 14, 2025, Vincerx received written notice from Nasdaq that it was not in compliance with Nasdaq Listing Rule 5550(a)(2) because the closing bid price of its common stock for the prior 30 consecutive business days was lower than the minimum bid price requirement of $1.00 per share (the “Delisting Notice”). Vincerx is not eligible for any compliance period and as a result, Nasdaq provided notice that it will suspend the trading of Vincerx’s common stock at the opening of business on April 23, 2025 and that a Form 25 will be filed.

Vincerx’s board of directors determined that it would be in the best interests of its stockholders to dissolve, liquidate, and wind-up its business and affairs and distribute to stockholders any assets remaining after paying or providing for payment of its creditors. Given this, Vincerx does not intend to appeal the Nasdaq determination. Vincerx intends to voluntarily file a Form 25 to delist and deregister its common stock. Vincerx does not intend to make arrangements to list its common stock on another national securities exchange or other market.

Once the Form 25 becomes effective, Vincerx intends to file a Form 15 to deregister with the SEC.

Trading of Vincerx’s common stock was suspended by Nasdaq inadvertently on April 16, 2025, instead of April 23, 2025, as stated in the Delisting Notice. Vincerx worked with Nasdaq to allow trading to resume at the opening of business on Monday, April 21, 2025 through April 22, 2025.

About Vincerx Pharma, Inc.

Vincerx Pharma, Inc. is a clinical-stage biopharmaceutical company.

Vincerx is based in San Mateo, California, and has a research facility in Monheim, Germany.

Forward-Looking Information

This press release contains forward-looking statements within the meaning of the federal securities laws including, but not limited to, statements about: Vincerx’s intent to file a Form 25 and Form 15 with the SEC and the expected timing thereof; Vincerx’s intent not to appeal Nasdaq’s determination and not to list its common stock on another national securities exchange or other market; and expectations with respect to the resuming and suspension of trading of Vincerx’s common stock on Nasdaq. Forward-looking statements involve risks and uncertainties that may cause actual results or performance to differ materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to: risks involved in dissolving, liquidating, and winding down our business and affairs; potential effects of Nasdaq’s trading suspension, resumption, and filings of Forms 25 and 15, on the trading price, trading volume and volatility of Vincerx’s common stock; the timing or amount of distributions, if any, to Vincerx’s stockholders; the availability and sufficiency of cash to complete an orderly dissolution, liquidation, and wind-down of the Company’s business and affairs; stockholder approval of the wind-down; the Company’s ability to out-license or otherwise monetize its assets and intellectual property and the amount of cash, if any, received from such activities; the risk that Vincerx may need to seek protection of the bankruptcy court; and the other factors discussed in Vincerx’s reports, including its Annual Report on Form 10-K for the year ended December 31, 2024, and subsequent reports filed with the SEC. All forward-looking statements are based on information available to Vincerx as of the date of this press release. Vincerx undertakes no duty or obligation to update these forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Contact Information:

Gabriela Jairala

Vincerx Pharma, Inc.

gabriela.jairala@vincerx.com

Totyana Simien

Inizio Evoke Comms

totyana.simien@inizioevoke.com